UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014

OCEAN BIO-CHEM, INC.
(Exact name of registrant as specified in charter)

Florida	0-11102	59-1564329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
(Address of principal executive offices) (Zip Code)

(954) 587-6280
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

We held our Annual Meeting of Stockholders on June 6, 2014. The proposals submitted by the Board of Directors to a vote of shareholders, and the final results of the voting on each proposal, are noted below.

Proposal No. 1 — Election of Directors

The following nominees were elected by shareholders to serve on our Board of Directors until the next annual meeting of shareholders:

Nominees	For	Withhold	Broker Non-Votes
Jeffrey S. Barocas	6,768,032	160,412	1,437,742
Sonia B. Beard	6,898,916	29,528	1,437,742
Diana Mazuelos Conard	6,898,916	29,528	1,437,742
Gregor M. Dornau	6,760,175	168,269	1,437,742
Peter G. Dornau	6,760,175	168,269	1,437,742
William W. Dudman	6,778,032	150,412	1,437,742
James M. Kolisch	6,776,537	151,907	1,437,742
John B. Turner	6,908,666	19,778	1,437,742

Proposal No. 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm.

The shareholders approved the ratification of the appointment of independent registered public accounting firm.

The voting results on the proposal were as follows:

For	Against	Abstain
8,358,330	7,806	50

Proposal No. 3— To vote, on an advisory basis, upon a proposal to approve the compensation of our named executive officers;

The stockholders ratified on an advisory basis, to approve the compensation of our named executive officers;

For	Against	Abstain	Broker Non-Votes
6,751,555	175,225	1,664	1,437,742

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN BIO-CHEM, INC.

Date: June 9, 2014	By:	/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Chief Financial Officer